Exhibit 99.1

Ocular Therapeutix Announces Preliminary Net Product Revenue of $5.8 Million to $5.9 Million for Third Quarter 2020, Representing Greater Than a 250% Increase Over the Previous Quarter

BEDFORD, MASS. – (BUSINESS WIRE) – October 7, 2020 – Ocular Therapeutix, Inc. (NASDAQ: OCUL), a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye, today reported preliminary, unaudited net product revenue for the third quarter ended September 30, 2020.

The Company is reporting preliminary third quarter 2020 total net product revenue of $5.8 to 5.9 million, representing a greater than 250 % sequential increase over the second quarter. Net product revenue of DEXTENZA® (dexamethasone ophthalmic insert) 0.4mg and ReSure® Sealant for the quarter ended September 30, 2020, are estimated at $5.3 to 5.4 million and $0.5 million, respectively, reflecting individual product quarterly sequential growth of net product revenue of approximately 280% and 150%, respectively. The Company expects to announce financial results for the third quarter 2020 and to provide a business update on November 5, 2020 and discuss its quarterly results in a conference call following the close of market the same day.

Despite continued impact from the COVID pandemic, the Company had a record quarter of DEXTENZA in-market sales as Ambulatory Surgery Centers (ASCs) and Hospital Out Patient Departments (HOPDs) purchased nearly 10,000 billable inserts during the period. DEXTENZA continues to show a steady and robust rebound with the in-market sales of billable inserts into ASCs and HOPDs of 2,221, 2,920 and approximately 4,812 in July, August and September, respectively. The increases observed in the third quarter 2020 build upon the momentum seen in the prior quarter starting in May and reflect continued increases in surgical volumes as ASCs and HOPDs strive to return to pre-COVID shutdown volumes.

”We are very pleased with the growing interest in DEXTENZA and we are encouraged by the growth in our reported sales,” said Antony Mattessich, President and Chief Executive Officer. “We remain committed to serving patient needs and improving access to DEXTENZA while maintaining a strong focus on the purchase of billable units by ASCs and HOPDs since it reflects true in-market demand. For the quarter, our end-customers purchased almost 10,000 billable units with nearly half of that total coming in September. We are experiencing tremendous momentum, and we believe that there is strong receptivity to the DEXTENZA hands-free value proposition in the COVID environment.”

About Ocular Therapeutix, Inc.

Ocular Therapeutix, Inc. is a biopharmaceutical company focused on the formulation, development, and commercialization of innovative therapies for diseases and conditions of the eye using its proprietary bioresorbable hydrogel-based formulation technology. Ocular Therapeutix’s first commercial drug product, DEXTENZA®, is FDA-approved for the treatment of ocular inflammation and pain following ophthalmic surgery. Ocular Therapeutix recently completed a Phase 3 clinical trial evaluating DEXTENZA for the treatment of ocular itching associated with allergic conjunctivitis. The Company’s earlier stage development assets currently in Phase 1 trials include OTX-TIC (travoprost intracameral implant) for the reduction of intraocular pressure in patients with primary open-angle glaucoma and ocular hypertension, OTX-CSI (cyclosporine intracanalicular insert) for the treatment of the signs and symptoms of dry eye disease and OTX-TKI (axitinib intravitreal implant) for the treatment of retinal diseases. Also, Ocular Therapeutix is currently developing OTX-DED (dexamethasone intracanalicular insert) for the treatment of episodic dry eye and, in collaboration with Regeneron, OTX-AFS (aflibercept suprachoroidal injection) for an extended-delivery formulation of aflibercept for the treatment of retinal diseases, and Ocular Therapeutix's first product, ReSure® Sealant, is FDA-approved to seal corneal incisions following cataract surgery.

Forward Looking Statements

Any statements in this press release about future expectations, plans, and prospects for the Company, including the commercialization of DEXTENZA®, ReSure® Sealant, or any of the Company’s product candidates; the commercial launch of, and effectiveness of reimbursement codes for, DEXTENZA; the conduct of post-approval studies of DEXTENZA; the development and regulatory status of the Company’s product candidates, such as the Company’s development of and prospects for approvability of DEXTENZA for additional indications including allergic conjunctivitis, OTX-DED for the treatment of episodic dry eye disease, OTX-CSI for the treatment of dry eye disease, OTX-TIC for the treatment of primary open-angle glaucoma and ocular hypertension, OTX-TKI for the treatment of retinal diseases including wet AMD, and OTX-AFS as an extended-delivery formulation of the VEGF trap aflibercept for the treatment of retinal diseases including wet AMD; the ongoing development of the Company’s extended-delivery hydrogel depot technology; the size of potential markets for our product candidates; the potential utility of any of the Company’s product candidates; the potential benefits and future operation of the collaboration with Regeneron Pharmaceuticals, including any potential future payments thereunder; projected net product revenue and unit sales and other financial and operational metrics of DEXTENZA; the expected impact of the COVID-19 pandemic on the Company and its operations; the sufficiency of the Company’s cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend", "goal," "may", "might," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and costs involved in commercializing DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, including the conduct of post-approval studies, the ability to retain regulatory approval of DEXTENZA, ReSure Sealant or any product candidate that receives regulatory approval, the ability to maintain reimbursement codes for DEXTENZA, the initiation, timing and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the Company’s ability to generate its projected net product revenue and unit sales on the timeline expected, if at all, the sufficiency of cash resources, the Company’s existing indebtedness, the ability of the Company’s creditors to accelerate the maturity of such indebtedness upon the occurrence of certain events of default, the outcome of the Company’s ongoing legal proceedings, the severity and duration of the COVID-19 pandemic including its effect on the Company’s and relevant regulatory authorities’ operations, the need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s quarterly and annual reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investors

Ocular Therapeutix
Donald Notman
Chief Financial Officer
dnotman@ocutx.com

or

Westwicke, an ICR Company
Chris Brinzey, 339-970-2843
Managing Director

chris.brinzey@westwicke.com

Media
Ocular Therapeutix
Scott Corning
Senior Vice President, Commercial
scorning@ocutx.com